                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pool Energy Services Co. on Form S-8 of our report dated February 21, 1997 for Pool Energy Services Co. and of our report dated January 31, 1997 for Pool Arabia, Ltd., both appearing in the Annual Report on Form 10-K of Pool Energy Services Co. for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP
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Houston, Texas
September 25, 1997